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                                                                   Exhibit 23(i)

                        CONSENT OF INDEPENDENT AUDITORS


        We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement of United Rentals, Inc., (the "Company") on Form S-3, of our report dated April 22, 1998, relating to the financial statements of West Main Rentals and Sales, Incorporated, which appear in the Company's Report on Form 8-K dated December 24, 1998. We also consent to the reference to our Firm under the heading "Experts" in the Prospectus.


                                Moss Adams LLP
                                Eugene, Oregon
                                February 1, 1999